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                                                                    EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Integrated Systems, Inc. of our report dated March 25, 1999 relating to the consolidated financial statements and financial statement schedules which appear in Integrated Systems, Inc.'s Annual Report on Form 10-K for the year ended February 28, 1999. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

                                          /S/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
December 21, 1999